Report of Independent Registered Public Accounting Firm

To the Stockholders
Destination Software, Inc.
Sicklerville, New Jersey

We have audited the accompanying statements of operations, stockholders’ equity (deficiency), and cash flows of Destination Software, Inc. for the years ended August 31, 2007 and 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows for the years ended August 31, 2007 and 2006 of Destination Software Inc., in conformity with accounting principles generally accepted in the United States of America.

On December 18, 2007, Zoo Games Inc., (formerly Green Screen Interactive Software LLC) acquired all the stock of the Company from its stockholders in exchange for approximately $25,143,000 in cash, promissory notes and equity of the acquirer.

/s/ Amper, Politziner & Mattia, LLP
September 17, 2008
New York, New York

Destination Software, Inc.
Statements of Operations
For the Three Months Ended November 30, 2006 and 2007 (unaudited)
and for the Years Ended August 31, 2006 and 2007
(in $000's)

	(unaudited)
	Three Months Ended		Year Ended
	November 30,		August 31,
	2007	2006	2007	2006

Revenue	$18,233	$18,199	$30,606	$20,184

Cost of sales	14,443	14,030	24,537	17,319

Gross profit	3,790	4,169	6,069	2,865

Operating expenses:

Selling, general & administrative expenses	1,779	1,400	5,443	4,529
Depreciation & amortization	11	10	42	42

Total Operating expenses	1,790	1,410	5,485	4,571

Income (loss) from operations	2,000	2,759	584	(1,706)

Interest expense (income), net	7	8	(26)	6

Income (loss) before income tax	1,993	2,751	610	(1,712)

Provision for income taxes	-	-	-	-

Net income (loss)	$1,993	$2,751	$610	$(1,712)

See accompanying Notes to the Financial Statements

Destination Software, Inc
Statements of Cashflows
For the Three Months Ended November 30, 2006 and 2007 (unaudited)
and for the Years Ended August 31, 2006 and 2007
(in $000's)

	(unaudited)
	Three Months Ended		Years Ended
	November 30		August 31
	2007	2006	2007	2006
Operating activities
Net Income (loss)	$1,993	$2,751	$610	$(1,712)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	11	10	42	42
Deferred income taxes				-
Change in assets and liabilities
Accounts receivable	(1,556)	(12,232)	(601)	564
Inventory	181	(1,433)	3,328	(140)
Prepaid expenses and other current assets	1,305	4,139	(3,144)	(4,030)
Product development costs	273	(1,103)	(1,711)	(2,515)
Accounts payable	1,840	1,904	1,080	(361)
Accrued expenses and other current liabilities	(4,825)	1,825	(4,879)	8,337
Net cash (used in) provided by operating activities	(778)	(4,139)	(5,275)	185

Investment activities
Capital expenditures	(7)	(7)	(46)	(43)
Change in loans receivables	-	-	130	(81)
Net cash (used in) provided by investment activities	(7)	(7)	84	(124)

Financing activities
Borrowing from (repayment of) loan	(201)	(15)	2,953	(23)
Purchase of treasury stock	-	-	(648)	-
Net cash (used in) provided by investment activities	(201)	(15)	2,305	(23)

Increase (decrease) in cash	(986)	(4,161)	(2,886)	38

Cash, beginning of period	1,390	4,276	4,276	4,238

Cash, end of period	$404	$115	$1,390	$4,276

See accompanying Notes to the Financial Statements

Destination Software, Inc.
Statements of Stockholders' Equity (Deficiency)
For the Years Ended August 31, 2006 and 2007 and the Three Months Ended November 30, 2007 (unaudited)
(in $000's except shares)

						Total
	Common Stock		Retained	Treasury Stock		Stockholders' Equity
	Shares	Amount	Earnings	Shares	Amount	(Deficiency)

Balance September 1, 2006	990	$75	$(57)	-	$-	$18

Net (loss)	-	-	(1,712)	-	-	(1,712)

Balance August 31, 2006	990	75	(1,769)	-	-	(1,694)

Purchase of treasury shares	-	-	-	(90)	(648)	(648)

Net income	-	-	610	-	-	610

Balance August 31, 2007	990	75	(1,159)	(90)	(648)	(1,732)

Net income (unaudited)	-	-	1,993	-	-	1,993

Balance November 30, 2007 (unaudited)	990	$75	$834	(90)	$(648)	$261

See accompanying Notes to the Financial Statements

DESTINATION SOFTWARE, INC.
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - BUSINESS

Destination Software, Inc., a New Jersey company, (the “Company”, “Destinaton”, “we”, “us” or similar pronouns) is a publisher and distributor of interactive entertainment software for use on all major platforms including Nintendo’s Wii, DS and GBA, and Sony’s PSP and Playstation 2. The Company sells its products directly and through resellers primarily to U.S. retail chains, including Best Buy, GameStop, Circuit City, Target, Toys ‘‘R’’ Us and Wal-Mart. Destination also sells products internationally through partnerships with international publishers. The Company has developed retail and distribution network relationships since its inception in 2001.

NOTE 2 - BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information

The accompanying unaudited interim financial statements were prepared in accordance with accounting principles generally accepted in the United States and the interim financial statement rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial statements. The interim results are not indicative of the results for the full year or any other future period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of net revenue and expenses during the reporting periods. The most significant estimates and assumptions relate to the recoverability of product development costs, licenses and intangibles, valuation of inventories and the adequacy of allowances for returns, price concessions and doubtful accounts. Actual amounts could differ significantly from these estimates.

Concentration of Credit Risk

We maintain cash balances at several major financial institutions. While we attempt to limit credit exposure with any single institution, balances often exceed insurable amounts.

Our five largest customers accounted for approximately 80% of net revenue for all the periods presented.

Inventory

Inventory is stated at the lower of actual cost or market. We periodically evaluate the carrying value of our inventory and make adjustments as necessary. Estimated product returns are included in the inventory balance at the lower of cost or market.

Product Development Costs

We frequently enter into agreements with third party developers that require us to make advance payments for game development and production services. In exchange for our advance payments, we receive the exclusive publishing and distribution rights to the finished game title as well as, in some cases, the underlying intellectual property rights. Such agreements allow us to fully recover the advance payments to the developers at an agreed royalty rate earned on the subsequent retail sales of such product, net of any agreed costs. We capitalize all advance payments to developers as product development costs. On a product-by-product basis, we reduce product development costs and record a corresponding amount of research and development expense for any costs incurred by third party developers prior to establishing technological feasibility of a product as these advances are expended. We typically enter into agreements with third party developers after completing the technical design documentation for our products and therefore record the design costs leading up to a signed development contract as research and development expense. We also generally contract with third party developers that have proven technology and experience in the genre of the video game being developed, which often allows for the establishment of technological feasibility early in the development cycle. In instances where the documentation of the design and technology are not in place prior to an executed contract, we monitor the product development process and require our third party developers to adhere to the same technological feasibility standards that apply to our internally developed products.

We also capitalize advance payments as product development costs when advances are made subsequent to establishing technological feasibility of a video game title and amortize them, on a title-by-title basis, as royalties in cost of goods sold. Royalty amortization is recorded using the proportion of current year revenues to the total revenues expected to be recorded over the life of the title.

At each balance sheet date, or earlier if an indicator of impairment exists, we evaluate the recoverability of capitalized development costs, advance development payments and any other unrecognized minimum commitments that have not been paid, using an undiscounted future cash flow analysis, and charge any amounts that are deemed unrecoverable to cost of goods sold if the product has already been released. If the product is discontinued prior to completion, any prepaid unrecoverable advances are charged to research and development expense. We use various measures to estimate future revenues for our product titles, including past performance of similar titles and orders for titles prior to their release. For sequels, the performance of predecessor titles is also taken into consideration.

Prior to establishing technological feasibility, we expense research and development costs as incurred.

Licenses

Licenses consist of payments and guarantees made to holders of intellectual property rights for use of their trademarks, copyrights, technology or other intellectual property rights in the development of our products. Agreements with rights holders generally provide for guaranteed minimum royalty payments for use of their intellectual property. Guaranteed minimum payments are initially recorded as an asset (licenses) and as a liability (accrued licenses) upon execution of a licensing agreement, provided that no significant performance remains to be completed by the licensor. When significant performance remains to be completed by the licensor, we record payments when actually paid.

Certain licenses extend over multi-year periods and encompass multiple game titles. In addition to guaranteed minimum payments, these licenses frequently contain provisions that could require us to pay royalties to the license holder, based on pre-agreed unit sales thresholds.

Capitalized licensing fees are amortized as royalties in cost of goods sold on a title-by-title basis at a ratio of current period revenues to the total revenues expected to be recorded over the remaining life of the title. Similar to product development costs, we review our sales projections quarterly to determine the likely recoverability of our capitalized licenses as well as any unpaid minimum obligations. When management determines that the value of a license is unlikely to be recovered by product sales, capitalized licenses are charged to cost of goods sold, based on current and expected revenues, in the period in which such determination is made. Criteria used to evaluate expected product performance and to estimate future sales for a title include: historical performance of comparable titles; orders for titles prior to release; and the estimated performance of a sequel title based on the performance of the title on which the sequel is based.

Fixed Assets

Office equipment and furniture and fixtures are depreciated using the straight-line method over their estimated useful life of five years. Computer equipment and software are generally depreciated using the straight-line method over three years. Leasehold improvements are amortized over the lesser of the term of the related lease or seven years. The cost of additions and betterments are capitalized, and repairs and maintenance costs are charged to operations, in the periods incurred. When depreciable assets are retired or sold, the cost and related allowances for depreciation are removed from the accounts and the gain or loss is recognized. The carrying amounts of these assets are recorded at historical cost.

Revenue Recognition

We earn our revenue from the sale of titles developed by and/or licensed from third party developers ("Publishing revenue"). We recognize Publishing revenue upon the transfer of title and risk of loss to our customers. We apply the provisions of Statement of Position 97-2, "Software Revenue Recognition", in conjunction with the applicable provisions of Staff Accounting Bulletin No. 104, "Revenue Recognition." Accordingly, we recognize revenue for software titles when there is (1) persuasive evidence that an arrangement with the customer exists, which is generally a customer purchase order, (2) the product is delivered, (3) the selling price is fixed or determinable and (4) collection of the customer receivable is deemed probable. Our payment arrangements with customers typically provide net 30 and 60-day terms. Advances received for licensing and exclusivity arrangements are reported on the balance sheet as deferred revenue until we meet our performance obligations, at which point we recognize the revenue.

Revenue is recognized after deducting estimated reserves for returns, price concessions and other allowances. In circumstances when we do not have a reliable basis to estimate returns and price concessions or are unable to determine that collection of a receivable is probable, we defer the revenue until such time as we can reliably estimate any related returns and allowances and determine that collection of the receivable is probable.

Allowances for Returns, Price Concessions and Other Allowances

We may accept returns and grant price concessions in connection with our publishing arrangements. Following reductions in the price of our products, we grant price concessions that permit customers to take credits for unsold merchandise against amounts they owe us. Our customers must satisfy certain conditions to allow them to return products or receive price concessions, including compliance with applicable payment terms and confirmation of field inventory levels.

We make estimates of future product returns and price concessions related to current period product revenue based upon, among other factors, historical experience and performance of the titles in similar genres, historical performance of a hardware platform, customer inventory levels, analysis of sell-through rates, sales force and retail customer feedback, industry pricing, market conditions and changes in demand and acceptance of our products by consumers.

Significant management judgments and estimates must be made and used in connection with establishing the allowance for returns and price concessions in any accounting period. We believe we can make reliable estimates of returns and price concessions. However, actual results may differ from initial estimates as a result of changes in circumstances, market conditions and assumptions. Adjustments to estimates are recorded in the period in which they become known.

Consideration Given to Customers and Received from Vendors

We have various marketing arrangements with retailers and distributors of our products that provide for cooperative advertising and market development funds, among others, which are generally based on single exchange transactions. Such amounts are accrued as a reduction to revenue when revenue is recognized, except for cooperative advertising which is included in selling and marketing expense if there is a separate identifiable benefit and the benefit's fair value can be established.

We receive rebates from our manufacturers based on a cumulative level of purchases. Such amounts are generally accounted for as a reduction in the price of the manufacturer's product and included as a reduction of inventory or cost of goods sold.

Rent

Rent expense was $16,000 and $12,000 for the three months ended November 30, 2006 and 2007, respectively. For each of the twelve months ended August 31, 2006 and 2007, rent expense was $46,000.

Pension Plan

The Company maintained a pension plan for the employees. This pension plan was cancelled on December 19, 2007 when the Company was sold. Components of the net periodic benefit cost were as follows (in $000’s):

	Year Ended August 31,
	2007	2006

Service cost	$410	$331
Interest cost	26	21
Expected return on plan assets	(3)	(7)
Amortization of prior service cost	-	-
Net amortization and deferral items recognized in the current year	(11)	-

Net periodic pension cost	$422	$345

Income Taxes

The Company provides for federal and state income taxes currently payable, as well as for those deferred due to temporary differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. Realization of deferred tax assets is ultimately dependent upon future taxable income. The Company has sustained accumulated losses, but we have not yet been able to determine if these losses can be realized against future taxable income; thus, we have not recorded any tax benefit on the financial statements.

NOTE 3 – CREDIT FACILITIES

Destination has a short-term line of credit in the amount of $50,000 for working capital with Wachovia Bank. The amount drawn as of August 31, 2006 and August 31, 2007 was $ 50,000. The interest on the loan is due monthly and is calculated based on the prime rate of the highest New York City rate as published in the Wall Street Journal. The line of credit is un-secured. The line is callable if the Company closes the checking accounts associated with Wachovia Bank.

Destination entered into a Master Purchase Order Assignment Agreement dated August 20, 2001 pursuant to which Transcap agreed to provide purchase order financing to or for the benefit of the Company. Payment of these obligations is personally guaranteed by the President of the Company.

Destination uses a factor to approve credit and to collect the proceeds from a substantial portion of its sales. Under the terms of the agreement, Destination assigns to the factor and the factor purchases from Destination eligible accounts receivable. In connection with these arrangements, the factor has a security interest in substantially all of the Destination assets. The factor, in its sole discretion, determines whether or not it will accept a receivable based on its assessment of credit risk. Once a receivable is accepted by the factor, the factor assumes substantially all of the credit risk associated with the receivable. The factor is required to remit payments to Destination for the assigned accounts receivable in accordance with the terms of the assigned invoice, regardless of whether the factor receives payment on the receivable, so long as the customer does not have a valid dispute related to the invoice. The amount remitted to the Company by the factor equals the invoiced amount adjusted for allowances and discounts Destination has provided to the customer. The factor charges 0.25% of invoiced amounts plus a fee for every 10 days the amount is uncollected from the customer, subject to certain minimum charges per invoice and monthly maintenance charge, for these credit and collection services. The factor’s charges and interest expense on the advances are included in interest in the accompanying consolidated statement of operations.

In July 2002, the Company issued a $200,000 demand note payable to an unrelated individual with interest payable at 12.0 % percent per annum, callable in 6 months, minimum guaranteed interest per renewal is $12,000. The note is guaranteed by the Company’s President.

NOTE 4 - SUBSEQUENT EVENT

On December 18, 2007, the Company contributed shares representing fifty (50%) of its outstanding stock of Destination to Green Screen Interactive Software, LLC (“Green Screen”) in exchange for Common Units having a value of $15,000,000. In December 2007, 450,057 units of Green Screen were issued to Destination shareholders, representing a value of $9,000,000. In July 2008, 299,943 additional units of Green Screen were issued for the value of $6,000,000. In addition, on December 18, 2007, Green Screen purchased the remaining 50% of the outstanding stock of Destination for $15,000,000 in cash and notes. The cash purchase price was $7,040,000 at closing, with $1,760,000 to be paid at the earlier of the Company’s completion of another round of financing or by December 2008 with the $5,000,000 balance to be paid in two installments pursuant to a promissory note (the “DSI Note”). The first installment of $2,500,000 of principal together with accrued interest at the rate of 3.9% per annum is due on the earlier of June 18, 2009 and the date on which Green Screen consummates a round of equity financing of $40,000,000 or more. The balance of the DSI Note (including accrued interest) is payable December 18, 2010. The purchase price also included a $1,200,000 liability assumed by Green Screen.